SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                             FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


Date of Report (Date of earliest event reported)  October 12, 2000

                      Digicomm Services, Inc.



     Colorado                 0-30915            98-0219157
       (  State or Other   (Commission        (IRS Employer
         Jurisdiction     File Number)         Identification No.)
      of Incorporation)


   404 Scott Point Drive, Salt Spring Island, BC V8K 2R2 Canada


Registrant's telephone number, including area code (250) 537-5732


                      Nemo Enterprises, Inc.
   (Former name or former address if changed since last report)
Item 1.        Changes in Control of Registrant

NA

Item 2.        Acquisition or Disposition of Assets

NA

Item 3.        Bankruptcy or Receivership

NA

Item 4.        Changes in Registrant's Certifying Accountant

NA

Item 5.        Other Events

On October 12, 2000, the Company officially changed its name to:
Digicomm Services, Inc.
All nine shareholders voted to make the change. A copy of the minutes of the September 20, 2000 directors' meeting is included as Exhibit 1 to this report.

Item 6.        Resignation of Registrant's Directors

NA

Item 7.        Financial Statements and Exhibits

NA

Item 8.        Change in Fiscal Year

NA

Signatures
     Pursuant to the requirements of the Securities and Exchange
     Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December  6,  2000                  DIGICOMM  SERVICES, INC.
Date                                    (Registrant)


                                        /S/ Inge L. E. Kerster
                                            Inge L. E. Kerster,
                                            President





                            EXHIBIT 1.






                        DIRECTORS' MINUTES
                        SEPTEMBER 20, 2000
              MINUTES OF A MEETING OF DIRECTOR(S) OF
                      NEMO ENTERPRISES, INC.
                               HELD
                        SEPTEMBER 20, 2000

At a meeting of the Board of Directors of Nemo Enterprise, Inc., held at 404 Scott Point Drive, Salt Spring Island, British
Columbia at 9:00 Am on September 20, 2000, a quorum being present, the following motion was moved and passed:

     RESOLVED: That the Company's sole officer and director be authorized to complete the necessary forms and forward them to the State of Colorado Secretary of State to affect a change in the name of the corporation. The new name shall be: Digicomm
Services, Inc.

The motion was duly carried.

Inge L. E. Kerster conformed that she had polled all other shareholders and that they had unanimously endorsed the proposed action.

There being no other business to be brought before the meeting, it was adjourned.


/S/  Inge L. E. Kerster
     Inge L. E. Kerster, Secretary